AMENDMENT TO
                                       THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               PIONEER INDIA FUND


The undersigned, being at least a majority of the Trustees of Pioneer India Fund, a Delaware business trust (the "Trust"), acting pursuant to Article IX,
Section 8 of the Declaration of Trust dated April 4, 1994 (the "Declaration") do hereby amend the Declaration as follows:

         Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

                  Section 1. Name. The name of the Trust created by this Agreement and Declaration of Trust is "Pioneer Indo-Asia Fund."

         Section 2(r) of Article 1 of the Declaration is hereby deleted and replaced with the following:

                  "Trust" means Pioneer Indo-Asia Fund established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series.

         The second sentence of Section 1 of Article 5 of the Declaration is hereby deleted and replaced with the following:

                  The Trustees hereby establish a single Series which shall be designated Pioneer Indo-Asia Fund.


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         IN WITNESS WHEREOF, the undersigned have executed this instrument this
1st day of October, 1998.

/S/ JOHN F. COGAN, JR.                           /S/ MARGUERITE A. PIRET
John F. Cogan, Jr.                               Marguerite A. Piret
as Trustee and not individually                  as Trustee and not individually
975 Memorial Drive, #802                         162 Washington Street
Cambridge, MA  02138                             Belmont, MA  02178


/S/MARY K. BUSH                                  /S/ DAVID D. TRIPPLE
Mary K. Bush                                     David D. Tripple
as Trustee and not individually                  as Trustee and not individually
4201 Cathedral Ave. NW                           6 Woodbine Road
Apt. 1016E                                       Belmont, MA  02178
Washington, DC 20016


/S/ RICHARD H. EGDAHL, M.D.                      _______________________
Richard H. Egdahl, M.D.                          Stephen K. West, Esq.
as Trustee and not individually                  as Trustee and not individually
Health Policy Institute                          Sullivan & Cromwell
53 Bay State Road                                125 Board Street
Boston, MA  02215                                New York, NY  10004


/S/MARGARET B.W. GRAHAM                          /S/JOHN WINTHROP
Margaret B.W. Graham                             John Winthrop
as Trustee and not individually                  as Trustee and not individually
The Keep                                         One Adgers Wharf
P.O. Box 110                                     Charlestown, SC  29401
Little Deer Isle, ME 04650


/S/ JOHN W. KENDRICK
John W. Kendrick
as Trustee and not individually
6363 Waterway Drive
Falls Church, VA 22044